                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[x] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           MAXIM PHARMACEUTICALS, INC.
             ------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


             ------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: _______________________________________________
     (2) Form, Schedule or Registration Statement No.:__________________________
     (3) Filing Party:__________________________________________________________
     (4) Date Filed:____________________________________________________________

                                 [MAXIM LOGO]





January 13, 2000




Dear Stockholder:

         On behalf of the Board of Directors and management of Maxim Pharmaceuticals, Inc., I invite you to our Annual Meeting to be held on Friday, February 25, 2000, 10:00 a.m. EST at the American Stock Exchange, Board of Governors Room, 13th Floor, 86 Trinity Place, New York, New York.

         The meeting will include an update of key milestones for the last year, including the advancement of MAXAMINE-Registered Trademark- toward its first FDA filing, as well as the possible expansion of this drug into hepatitis C. We will also share our vision and plans for the upcoming year. We hope that it will be possible for many of you to attend in person.

         It is important to us that your shares be represented at the Annual Meeting whether or not you plan to attend. You can be sure your shares are voted at the meeting in accordance with your preferences by properly completing, signing and returning your proxy card in the enclosed envelope as soon as possible.

         We also invite those of you in Europe unable to attend the Annual Meeting to attend a management update meeting to be held Monday, February 28, 2000, 8:00 a.m. Swedish Time, at the Stockholm Stock Exchange Hall, Kallargrand 2, Stockholm, Sweden. If you plan to attend the European management update meeting you must still return your proxy card in advance of the Annual Meeting to ensure that your shares are voted at the Annual Meeting.

         Thank you for your continuing interest and support.

                                   Sincerely,

                                   /s/LARRY G. STAMBAUGH


                                   Larry G. Stambaugh
                                   Chairman of the Board

                           MAXIM PHARMACEUTICALS, INC.
                     8899 UNIVERSITY CENTER LANE, SUITE 400
                           SAN DIEGO, CALIFORNIA 92122
                                 (858) 453-4040

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 25, 2000

To the Stockholders of Maxim Pharmaceuticals, Inc.:

         The Annual Meeting of the Stockholders of Maxim Pharmaceuticals, Inc. will be held Friday, February 25, 2000, 10:00 a.m. EST at The American Stock Exchange, Board of Governors Room, 13th Floor, 86 Trinity Place, New York, New York, for the following purposes as are more fully described in the accompanying Proxy Statement:

         1. To elect two Directors to the Board of Directors to hold office for a three-year term or until their successors are elected and qualified;

         2. To consider and act upon a proposal to approve an amendment to the Company's 1993 Long-Term Incentive Plan (the "Incentive Plan") to, among other things, increase from 1,300,000 to 1,800,000 the aggregate number of shares of Common Stock authorized for issuance under the Incentive Plan;

         3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 35 million to 40 million shares;

         4. To consider and act upon a proposal to ratify the selection of KPMG LLP as the Company's independent public accountants for the fiscal year ending September 30, 2000; and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on January 3, 2000, are entitled to vote at the Annual Meeting or any adjournment, postponement or continuation thereof.

         To assure that your shares will be voted at the meeting, you are requested to complete, date and sign the enclosed proxy card and return it promptly in the enclosed, postage-paid, addressed envelope. No additional postage is required if mailed in the United States. If you attend the meeting, you may revoke your proxy and vote in person on all matters submitted at the meeting even though you have previously mailed your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

                                            By order of the Board of Directors,


                                            /s/ DALE A. SANDER

                                            Dale A. Sander
                                            Secretary
San Diego, California
January 13, 2000

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE EXECUTE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                           MAXIM PHARMACEUTICALS, INC.
                     8899 UNIVERSITY CENTER LANE, SUITE 400
                           SAN DIEGO, CALIFORNIA 92122

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 25, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Maxim Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on February 25, 2000, at 10:00 a.m., EST (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The American Stock Exchange, Board of Governors Room, 86 Trinity Place, New York, New York. The Company intends to mail this proxy statement and accompanying proxy card on or about January 13, 2000 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. The Company has engaged the services of Corporate Investor Communications for the purpose of assisting in the solicitation of proxies at a cost of $3,500 plus the reimbursement of expenses.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record at the close of business on January 3, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on January 3, 2000, the Company had outstanding and entitled to vote 12,524,925 shares of Common Stock and 267,664 shares of Series B Preferred Stock (the "Preferred Stock"). The Common Stock and Preferred Stock vote together as a class. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting and each holder of record of Preferred Stock on such date will be entitled to ten votes for each share held (representing the number of shares of Common Stock that would be received upon conversion) on such matters. A majority of the outstanding shares entitled to vote on any matter and represented at the Annual Meeting, in person or by proxy, will constitute a quorum for transacting business at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved, except that a broker non-vote will have the same effect as a negative vote with respect to the proposed amendment to the Certificate of Incorporation.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 8899 University Center Lane, Suite 400, San Diego, California 92122, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), "Shareholder Proposals," of the Securities and Exchange Commission is September 15, 2000. Pursuant to the proxy rules under the Exchange Act, the Company's Stockholders are notified that timely notice of any stockholder proposal to be submitted outside the Rule 14a-8 process for consideration at the next Annual Meeting must be submitted between November 27, 2000 and December 27, 2000. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to stockholder proposals and director nominations.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting of one or two directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

         The Board of Directors is presently composed of six members. There are two directors in the class whose term of office expires in 2000. One of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, the nominees would serve until the 2003 annual meeting and until their successors are elected and qualified, or until such directors' earlier death, resignation or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that either nominee is unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

          Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.


NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

         F. DUWAINE TOWNSEN: Mr. Townsen, age 66, has served as a director of the Company since 1993. Mr. Townsen has served as a Managing Partner of Ventana Growth Funds, a group of five venture capital funds, since 1983. Additionally, Mr. Townsen serves as General Partner of Endpoint, a late stage healthcare and biotechnology fund. Prior to joining Ventana, Mr. Townsen served as Chairman of the Board of Directors and Chief Executive Officer of Kay Laboratories, Inc., a manufacturer of medical products. Mr. Townsen is also a director of Cymer, Inc. and is a certified public accountant.

         THEODOR H. HEINRICHS: Mr. Heinrichs, age 72, served as General Partner of the Hambrecht & Quist Life Science Venture from 1985 to 1997. Previously, Mr. Heinrichs also served as Chairman and Chief Executive Officer of Cutter Laboratories, Inc. and Chairman and Chief Executive Officer of Miles Laboratories, Inc.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF THE NAMED NOMINEES.


DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

         PER-OLOF MARTENSSON: Mr. Martensson, age 62, has served as a director of the Company from 1993 to 1995 and again beginning in 1996. Since 1998, and from 1991 to 1997, Mr. Martensson has served as President and Chief Executive Officer of Karo Bio AB, a pharmaceutical company; he is also a director of the company. From 1997 to 1998 Mr. Martensson served as Chairman of Karo Bio. Since 1990, Mr. Martensson has owned and operated POM Advisory Services AB, an independent consulting firm. From 1992 to 1995, Mr. Martensson served as Chairman of Skandigen AB, a diversified investment company. From 1987 to 1990, Mr. Martensson served as President of Pharmacia LEO Therapeutics AB, and as Executive Vice President of Pharmacia AB, both biopharmaceutical companies. From 1985 to 1990, Mr. Martensson served as President and Chief Executive Officer of AB LEO, a biopharmaceutical company. Mr. Martensson is also a director of AB Elekta.

         LARRY G. STAMBAUGH: Mr. Stambaugh, age 52, has served as the Company's Chairman of the Board of Directors, President and Chief Executive Officer since 1993. From 1989 to 1992, Mr. Stambaugh served in a number of positions at ABC Laboratories, Inc., an international contract science research laboratory, including Chairman of the Board of Directors, President and Chief Executive Officer. From 1983 to 1989, Mr. Stambaugh served as Executive Vice President and Chief Financial Officer of CNB Financial Corporation, a multi-bank holding company.



DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

         COLIN B. BIER, PH.D.: Dr. Bier, age 53, has served as a director of the Company since 1994. Dr. Bier has served as Managing Director of ABA BioResearch, an independent bioregulatory affairs consulting firm, since 1988. Dr. Bier is also a director of Boston Life Sciences, Inc. and NYMOX Pharmaceuticals Corporation.

         GARY E. FRASHIER: Mr. Frashier, age 63, has served as a director of Maxim since 1999. Mr. Frashier served as Chief Executive Officer of OSI Pharmaceuticals, a drug discovery company, from 1990 until his retirement in 1998. He has served as Chairman of the Board of Directors of OSI since 1997. Prior to OSI, Mr. Frashier served as Chief Executive Officer of Genex Corporation, led a management buy-out and served as Chief Executive Officer of Continental Water Systems, Inc., and served as Executive Vice President of Millipore Corporation. Mr. Frashier also serves as Principal of Management Associates, a provider of consulting services to entrepreneurial companies and on the Board of Directors of Cytoclonia Pharmaceutics, Inc.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended September 30, 1999, the Board of Directors held six meetings. The Board has an Audit Committee, a Compensation Committee, and a Nominating Committee.

         The Audit Committee, composed solely of outside directors, meets at least annually with the Company's independent auditors to, among other things, review the results and scope of the annual audit and discuss the Company's financial statements and receive and consider comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee also makes recommendations to the Board regarding the retention of independent auditors. The Audit Committee is currently composed of Mr. Townsen, Mr. Martensson and Mr. Heinrichs. It met twice during the fiscal year ended September 30, 1999.

         The Compensation Committee, composed solely of outside directors, makes recommendations concerning salaries and incentive compensation, administers and awards stock options to employees and consultants under the Company's equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of Messrs. Frashier, Townsen and Martensson. It met once during the fiscal year ended September 30, 1999.

         The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. The Nominating Committee is currently composed of Messrs. Stambaugh, Martensson and Bier. It did not meet during the fiscal year ended September 30, 1999.

         The Board of Directors will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section 5(c) of the Company's By-Laws. The procedure provides that a notice relating to the nomination must be timely given in writing to the secretary of the Company prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described under "Stockholder Proposals." Such notice must be accompanied by the nominee's written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder.


         During the fiscal year ended September 30, 1999, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2
 APPROVAL OF ADDITIONAL SHARES FOR ISSUANCE UNDER 1993 LONG-TERM INCENTIVE PLAN,
                                   AS AMENDED

         In December 1999, the Board approved an amendment to the 1993 Long-Term Incentive Plan ("Incentive Plan"), subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the Incentive Plan from a total of 1,300,000 shares to 1,800,000 shares. In addition, the Board approved certain other amendments that are intended to update and streamline the Incentive Plan in light of amendments to the SEC's rules under Section 16 of the Exchange Act. Specifically, these changes eliminate unnecessary references to these rules, unnecessary restrictions on the exercise of stock appreciation rights and certain other types of awards, and unnecessary procedures for determining the number of shares available for future awards under the Incentive Plan. The amendments also will allow the transfer of stock options and other awards if authorized in accordance with the terms of the Incentive Plan.

         The Board adopted the amendment to increase the number of shares authorized for issuance under the Incentive Plan to ensure that the Company can continue to grant stock-based awards to directors and employees of and consultants to the Company at levels determined appropriate by the Board and the Compensation Committee. During the past year the Company has moved closer to the first potential regulatory approval and market launch of its lead drug MAXAMINE-Registered Trademark-. The commercialization of the product will require the recruitment of marketing, sales and other personnel. Management and the Board believe that the use of stock-based compensation is particularly important to the Company during the current period of expansion to recruit and retain qualified persons.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Incentive Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter is approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

         The following summary is a brief description of the significant provisions of the Incentive Plan and does not purport to be a complete statement of the terms and conditions of the Incentive Plan, a copy of which, as amended and restated, is available by writing to Maxim Pharmaceuticals, Inc. at 8899 University Center Lane, Suite 400, San Diego, California 92122, Attention:
Investor Relations.


GENERAL

         The Incentive Plan provides for grants or awards of stock options, stock appreciation rights, restricted stock, performance units and incentive shares to employees (including certain consultants) and directors of the Company. Only employees are eligible to receive grants of "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code") under the Incentive Plan. To date, only nonstatutory stock options have been awarded under the Incentive Plan, and the Company has no present intention to issue other types of awards under the Incentive Plan.

PURPOSE

         The Incentive Plan was adopted to provide a means by which selected directors, officers and employees (including certain consultants) of the Company and its affiliates could be given an opportunity to acquire stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

STOCK SUBJECT TO THE INCENTIVE PLAN; ADJUSTMENTS

         If stockholders approve the increase in the aggregate number of shares authorized for issuance under the Incentive Plan, a total of 1,800,000 shares will be available for grants and awards, an increase of 500,000 shares.

         At January 13, 2000, 322,690 shares had been issued under the Incentive Plan, and options to purchase an aggregate of 866,441 shares at exercise prices ranging from $3.75 to $20.25 per share were outstanding. Excluding the increase of 500,000 shares for which stockholder approval is being sought, 110,869 shares (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of options) remained available for future grant under the Incentive Plan.

         If an award expires or terminates unexercised or is forfeited, or if any shares are surrendered to the Company in connection with an award, the shares subject to such award and the surrendered shares will become available for further awards under the Incentive Plan. The number of shares subject to the Incentive Plan (and the number of shares and terms of any award) may be adjusted in the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares and the like.

ADMINISTRATION

         Except with respect to certain employees (including consultants), the Incentive Plan is administered by the Compensation Committee. The Chief Executive Officer administers the Incentive Plan with respect to all employees (including consultants) who are not directors or officers for the purposes of
Section 16(a) of the Exchange Act. As used herein with respect to the Incentive Plan, the "Administrator" refers to the Compensation Committee or the Chief Executive Officer.

ELIGIBILITY

         Currently, all of the Company's approximately 52 employees and its directors are eligible to participate in the Incentive Plan. No participant in the Incentive Plan is eligible to receive options or stock appreciation rights covering more than 200,000 shares of Common Stock in any calendar year.

STOCK OPTIONS

         The Incentive Plan authorizes the grant of incentive stock options and nonstatutory stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Code. Nonstatutory stock options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the Incentive Plan entitle the grantee, upon exercise, to purchase a specified number of shares from the Company at a specified exercise price per share. The period of time during which an option may be exercised, as well as any vesting schedule, is determined by the Administrator, except that no option may be exercised more than 10 years after the date of grant. Additionally, the exercise price per share and manner of payment for shares purchased pursuant to options are determined by the Administrator and, in the case of nonstatutory stock options, options must have an exercise price at least equal to the par value of the Common Stock.

         Incentive stock options must comply with section 422 of the Code. Incentive stock options must have an exercise price at least equal to the fair market value on the date of grant. Additionally, no incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option's exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the Incentive Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

STOCK APPRECIATION RIGHTS

         The Administrator may grant stock appreciation rights ("SARs"). SARs may be granted (a) in connection with the grant of an option, (b) by amendment of an outstanding nonstatutory option or (c) independently of any option.

         Subject to the terms of the award, SARs entitle the grantee to receive a distribution in an amount not to exceed the number of shares of Common Stock subject to the portion of the SAR exercised multiplied by an amount equal to the market price of a share of Common Stock on the date of exercise of the SAR less the market price of a share of Common Stock on the date of grant of the SAR or, in the case of a Related SAR, the exercise price of the related option. Such distributions are payable in cash or shares of Common Stock, or a combination thereof.

PERFORMANCE UNITS

         The Incentive Plan authorizes the grant of performance units that become payable upon attainment of one or more performance standards established by the Administrator. Performance units may be paid in cash, Common Stock, or a combination thereof, as specified in the grant agreement. Performance standards established by the Administrator, which may be based on one or more business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company and/or one or more of its subsidiaries either separately or together, over such performance period as the Administrator may designate, including, but not limited to, business criteria based on earnings or earnings growth, return on assets, equity or investment, regulatory compliance, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated

RESTRICTED STOCK

         The Incentive Plan authorizes the grant of restricted stock awards on terms and conditions (as hereinafter defined) established by the Administrator. Restricted stock awards must include certain restrictions, including at least one term or condition constituting a "substantial risk of forfeiture" as defined by Section 83(c) of the Code. In addition, restricted stock awards may, but need not, be subject to a requirement that in the event of the grantee's termination of employment or other service with the Company prior to the lapse of any applicable restrictions, all shares of restricted stock shall be forfeited by the grantee to the Company without payment of consideration.

INCENTIVE SHARES

         The Administrator may grant incentive share awards that provide for the issuance of shares at such times and subject to such terms and conditions as the Administrator shall deem appropriate, including without limitation terms that condition the issuance of such shares upon the achievement of performance or other goals

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on September 30, 2003. Termination of the Incentive Plan will not affect outstanding awards.

         The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if such approval is then required under the laws of the State of Delaware, in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the Exchange Act, in order for Incentive Stock Options to qualify as such under Section 422 of the Code, or under the rules of any stock exchange or quotation system on which the Shares are then listed or authorized for quotation.

RESTRICTIONS ON TRANSFER

         Except as otherwise permitted by the Administrator and provided in an agreement, options, SARs, performance units and incentive shares may not be transferred except by will or by the laws of descent and distribution. An option, a SAR, or performance unit may be exercised during the grantee's lifetime only by the grantee or, in the event of a legal disability, by the grantee's legal representative.

FEDERAL INCOME TAX INFORMATION

         The following is a general summary of the current federal income tax treatment of stock options, which would be authorized to be granted under the Incentive Plan, based upon the current provisions of the Code and regulations promulgated thereunder. The rules governing the tax treatment of stock options are quite technical, so the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.

                  INCENTIVE STOCK OPTIONS. An option holder will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If an option holder does not exercise an incentive stock option within certain specified periods after termination of employment, the option holder will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonstatutory stock option, as described below.

         The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the option holder generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

         NONQUALIFIED STOCK OPTIONS, STOCK APPRECIATION RIGHTS, INCENTIVE SHARES, AND PERFORMANCE UNITS. A grantee generally is not required to recognize income on the grant of a nonqualified stock option, a stock appreciation right, performance unit or an incentive share award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option, stock appreciation right or performance unit is exercised, or in the case of an incentive share award, upon the issuance of shares. In general, the amount of ordinary income required to be recognized, (a) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right or performance unit, the amount of cash and the fair market value of any shares received on the exercise date, and (c) in the case of an incentive share award, the fair market value of the shares received.

         RESTRICTED STOCK. Shares of restricted stock awarded under the Incentive Plan will be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a grantee of shares of restricted stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

         GAIN OR LOSS ON SALE OR EXCHANGE OF INCENTIVE PLAN SHARES. In general, gain or loss from the sale or exchange of shares granted or awarded under the Incentive Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a "disqualifying disposition"), a grantee generally will be required to recognize ordinary income upon such disposition.

         DEDUCTIBILITY BY COMPANY. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a grantee is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, an incentive share award, a performance unit, or a restricted stock award, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

         PARACHUTE PAYMENTS. Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Administrator has in the past, and may in the future, award options for which the vesting is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain Company employees.

         PERFORMANCE-BASED COMPENSATION. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Incentive Plan has been designed to allow the Compensation Committee to grant stock options and stock appreciation rights that qualify under an exception to the deduction limit of Section 162(m) for "performance-based compensation. Other types of awards under the Incentive Plan, if made, likely would not qualify for this exception.

ACCOUNTING TREATMENT

         Under present accounting rules, the grant of options at an exercise price equal to or greater than market value on the date of grant does not result in a charge against the Company's earnings. However, the excess, if any, from time to time of the fair market value of the Common Stock subject to SARs or performance units, over the exercise price of the SARs or performance units, will result in a charge against the Company's earnings. The amount of the charge will increase or decrease based on changes in the market value of the Common Stock and will decrease to the extent SARs or performance units are canceled. Restricted stock and incentive shares will require a charge to earnings representing the value of the benefit conferred, which, in the case of restricted stock, may be spread over the restrictive period. Such charge is based on the market value of the shares of Common Stock transferred at the time of issuance. To date, the Company has not issued any SARs, performance units, shares of restricted stock or incentive shares.

                                   PROPOSAL 3
  PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE
                   NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         In December 1999, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock available for issuance by the Company from 35 million to 40 million shares. Attached hereto as Exhibit A is a copy of the Certificate of Amendment to the Company's Certificate of Incorporation, in the form approved by the Board of Directors, for filing with the Delaware Secretary of State upon approval of this Proposal 3 by the stockholders of the Company. As of January 13, 2000, 12,524,925 shares of common stock were outstanding and 7,832,530 shares were reserved for issuance out of the 35 million currently authorized shares.

PURPOSES

         The management and the Board of Directors of the Company believe that it is in the best interests of the Company and its stockholders to have additional shares of Common Stock available to issue for general corporate purposes, including convertible debt financings, equity financings, acquisitions, strategic collaborations, employee equity incentives and other corporate purposes. In particular, the Company's operations to date have consumed, and will continue to consume, substantial amounts of cash, and in the past, the Company has relied upon equity financings to raise additional capital.

         The Company believes that the proposed increase in the number of shares of Common Stock authorized under the Company's Certificate of Incorporation will give the Company greater flexibility in responding to business and financing opportunities by allowing shares of Common Stock to be issued by the Board of Directors without the delay of a special meeting of stockholders. The Board of Directors will determine whether, when and upon what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.


EFFECT

              The additional Common Stock to be authorized by adoption of the amendment to the Company's Certificate of Incorporation would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock.

              Stockholders of the Company do not now have preemptive right to subscribe for or purchase additional shares of Common Stock, and the stockholders will have no preemptive rights to subscribe for or purchase any of the authorized shares of Common Stock that will be available for issuance as a result of the increase in the number of authorized shares of Common Stock.

              If the amendment to the Company's Certificate of Incorporation is adopted, the authority of the Board of Directors to issue the authorized but unissued shares of Common Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company since the issuance of additional shares of the Common Stock would dilute the voting power of the Common Stock then outstanding. Although the issuance of any additional shares will be on terms deemed to be in the best interests of the Company and its stockholders, under certain circumstances, the issuance of additional shares of Common Stock could have an adverse effect on the market price per share of the Company's Common Stock.

IMPLEMENTATION

              If the amendment is adopted by the stockholders, it will become effective upon filing and recording a Certificate of Amendment as required by the General Corporation Law of Delaware.

              The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required to approve the amendment to the Certificate of Incorporation. The votes represented by the Proxies received will be voted FOR approval of the adoption of the proposed amendment to the Certificate of Incorporation, unless a vote against such approval or an abstention from voting is specifically indicated on the Proxy. A broker non-vote will have the effect of a vote against the amendment.



                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.


                                   PROPOSAL 4
           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected KPMG LLP as the Company's independent public accountants for the fiscal year ending September 30, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company's financial statements since 1994. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Stockholders ratification of the selection of KPMG LLP as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board at their discretion may direct the appointment of a different independent accounting firm at any time during the year.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             IN FAVOR OF PROPOSAL 4.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 3, 2000 by: (i) each nominee for director; (ii) each director; (iii) each executive officer listed in the table entitled Compensation of Executive Officers (iv) all executive officers and directors of the Company as a group; and (v) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.


                     BENEFICIAL OWNER (1)                                      BENEFICIAL OWNERSHIP
                     --------------------                           --------------------------------------------
                                                                    NUMBER OF SHARES        PERCENT OF TOTAL (2)
DWS Investment GmbH (3)........................................          1,000,000                    7.39%
Gruneburgweg 113-115
60323 Frankfurt, Germany
DVG Deutsche Vermogensbildungsgesellschaft mbH (4).............            799,040                    6.21%
Feldbergstra(beta)e 22
60323 Frankfurt, Germany
HealthCap KB (5)...............................................            762,127                    5.94%
  Sturegatan 34
  SE 114 36, Stockholm, Sweden
F. Duwaine Townsen (7).........................................            365,639                    2.90%

Larry G. Stambaugh (8).........................................            359,134                    2.84%

Colin B. Bier, Ph.D.(9)........................................            100,000                    *

Gary E. Frashier (10)..........................................             26,000                    *

Theodor H. Heinrichs (11)......................................             20,333                    *

Per-Olof Martensson (12).......................................            110,333                    *

Kurt R. Gehlsen, Ph.D. (13)....................................             51,900                    *

Geoffrey B. Altman (14)........................................             44,327                    *

Dale A. Sander (15)............................................             42,730                    *

All Directors and Officers as a Group (9 persons) (16)                   1,121,516                    8.88%


----------------------

-        Less than 1%

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Except as otherwise indicated, the Company believes that each of the beneficial owners of the shares listed above, based on information furnished by such owners, has sole investment and voting power with respect to shares indicated as beneficially owned, subject to community property laws where applicable.

(2) Percentage of beneficial ownership is based on an aggregate of 12,524,925 shares of Common Stock outstanding as of January 3, 2000, adjusted as required by rules promulgated by the SEC.

(3) Includes 1,000,000 shares subject to Series B Convertible Preferred Stock, convertible at the option of the holder.

(4) Includes 336,130 shares subject to Series B Convertible Preferred Stock, convertible at the option of the holder.

(5) Includes 310,100 shares subject to warrants exercisable within 60 days of January 3, 2000.

(6) Includes 112,040 shares subject to Series B Convertible Preferred Stock, convertible at the option of the holder.

(7) Includes (i) 700 shares held by Ventana II, (ii) 1,825 shares held by Ventana Growth Capital Fund V L.P., and (iii) 216,578 shares held by Ventana Partnership III L.P. Mr. Townsen, a director of the Company, is a general partner of each of the aforementioned entities. Mr. Townsen disclaims beneficial ownership of all shares held by such entities except to the extent of his pecuniary interest therein, if any. Includes (i) 36,431 shares held jointly by Mr. Townsen and his wife and (ii) 790 shares held by Mr. Townsen's spouse. Also includes 110,000 shares subject to stock options exercisable within 60 days of January 3, 2000.

(8) Includes 1,000 shares and 1,000 redeemable warrants exercisable within 60 days of January 3, 2000 held by Mr. Stambaugh's spouse, and 122,917 shares subject to stock options exercisable within 60 days of January 3, 2000.

(9) Includes 100,000 shares subject to stock options exercisable within 60 days of January 3, 2000.

(10) Includes 25,000 shares subject to stock options exercisable within 60 days of January 3, 2000.

(11) Includes (i) 1,000 shares held by Hematec, Inc.. Mr. Heinrichs, a director of the Company, is the principal equity shareholder of Hematec, Inc. and (ii) 1,000 shares held by Mr. Heinrich's daughter. Mr. Heinrichs disclaims beneficial ownership of all shares held by such entities except to the extent of his pecuniary interest therein, if any. Includes 18,333 shares subject to stock options exercisable within 60 days of January 3, 2000

(12) Includes 110,000 shares subject to stock options exercisable within 60 days of January 3, 2000.

(13) Includes 49,650 shares subject to stock options exercisable within 60 days of January 3, 2000.

(14) Includes 18,750 shares subject to stock options exercisable within 60 days of January 3, 2000.

(15) Includes 42,000 shares subject to stock options exercisable within 60 days of January 3, 2000.

(16) Includes 1,000 shares subject to redeemable warrants and 596,650 shares subject to stock options exercisable within 60 days of January 3, 2000. See Notes 7-15.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with, except that Mr. F. Duwaine Townsen, a director, inadvertently failed to timely report two small acquisitions by his and his spouse's IRAs covering a total of 1,120 shares of common stock.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         During the fiscal year ended September 30, 1999, each non-employee director received an annual fee of $4,000 and a per-meeting fee of $1,000, if attended in person, or $500 if attended by telephone. Each non-employee director also received a fee of $250 per committee meeting attended ($500 per committee meeting attended in the capacity as that committee's chairperson). In addition, each non-employee director received an automatic stock option grant of 10,000 shares of Common Stock upon his election or reelection to the Board and 5,000 shares annually if he attended at least 75% of the meetings held during a fiscal year.

         For the fiscal year ending September 30, 2000, the Board has approved a revised director compensation policy. Under the revised policy, each non-employee director of the Company will receive an annual fee of $15,000 and a per-meeting fee of $1,500, if attended in person, or $1,000 if attended by telephone. Each non-employee director will also receive a fee of $1,000 per committee meeting attended ($1,500 per committee meeting attended in the capacity as that committee's chairperson). In addition, each non-employee director receives an automatic stock option grant of 25,000 shares of Common Stock upon his election to the Board, 15,000 shares of Common Stock upon his reelection to the Board and 10,000 shares annually if he attends at least 75% of the meetings held during a fiscal year. Non-employee directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

         In connection with his reelection as a director at the February 19, 1999 annual meeting of stockholders of the Company, the Company granted Dr. Bier a fully vested option to purchase 10,000 shares of Common Stock at an exercise price of $11.4375 per share. Additionally, on February 19, 1999, Mr. Townsen, and Mr. Heinrichs were each granted a fully vested option to purchase 5,000 shares of Common Stock at an exercise price of $11.4375 and on June 2, 1999, Mr. Martensson was granted a fully vested option to purchase 5,000 shares of Common Stock at an exercise price of $9.25 for attending at least 75% of the Board meetings held during the fiscal year ended September 30, 1999.

         As part of its revised director compensation policy, the Company also established a goal of providing non-employee directors with stock options covering approximately 100,000 shares by the end of two three-year terms. In addition to the grants to be awarded during the fiscal year 2000 and consistent with this goal, the Board approved one-time grants of fully-vested stock options with an exercise price of $8.00 per share as follows: D. Townsen, 50,000 shares;
P. Martensson, 50,000 shares; C. Bier, 50,000 shares; T. Heinrichs, 15,000 shares; and G. Frashier, 15,000 shares.

EXECUTIVE OFFICERS OF THE COMPANY

         The executive officers of the Company, their positions with the Company and experience are set forth below.


                                                                                               Year in
                                                                                               which he
                                                                                               became an
Name                                 Position(s)                                Age            Officer
----                                 -----------                                ---            -------
Larry G. Stambaugh                   President and Chief                        52               1993
                                     Executive Officer

Kurt R. Gehlsen, Ph.D.               Vice President, Development                43               1996
                                     and Chief Technical Officer

Dale A. Sander                       Vice President, Finance,                   40               1996
                                     Chief Financial Officer
                                     and Secretary

Geoffrey B. Altman                   Vice President, Marketing and              38               1998
                                     Sales

         The officers of the Company hold office at the discretion of the Board of Directors of the Company. During Fiscal 1999, the officers of the Company devoted substantially all of their business time to the affairs of the Company for the period in which they were employed, and they intend to do so during Fiscal 2000.

         LARRY G. STAMBAUGH has served as the Company's Chairman of the Board of Directors, President and Chief Executive Officer since 1993. From 1989 to 1992, Mr. Stambaugh served in a number of positions at ABC Laboratories, Inc., an international contract science research laboratory, including Chairman of the Board of Directors, President and Chief Executive Officer. From 1983 to 1989, Mr. Stambaugh served as Executive Vice President and Chief Financial Officer of CNB Financial Corporation, a multi-bank holding company. Mr. Stambaugh received a B.A. in business administration from Washburn University and is a certified public accountant.

         KURT R. GEHLSEN, PH.D. joined the Company as Chief Technical Officer and Vice President, Development in 1996. From 1991 to 1995, Dr. Gehlsen served as Chairman of the Board of Directors, President and Chief Executive Officer of Trauma Products, Inc., a biomedical company. From 1989 to 1991, Dr. Gehlsen served as Senior Research Scientist and Head, Division of Molecular and Cellular Biology, Pharmacia Experimental Medicine Division of Pharmacia, Inc., a biopharmaceutical company and as Vice President, Chief Operating Officer and Director of Molecular and Cellular Biology for the La Jolla Institute for Experimental Medicine. Dr. Gehlsen received a B.S. in biology from the University of Arizona and a Ph.D. from the University of Arizona College of Medicine.

         DALE A. SANDER joined the Company in 1996 as Chief Financial Officer, Vice President, Finance and Secretary. From 1993 to 1996, Mr. Sander served as Chief Financial Officer of Pacific Pharmaceuticals, Inc., a biotech company. From 1991 to 1993, Mr. Sander served as Chief Financial Officer of Tactyl Technologies, Inc., a medical device manufacturer. Prior to 1991 he worked for over nine years with Ernst & Young, an international professional service firm. Mr. Sander is a certified public accountant and has a B.S. in Accounting from San Diego State University.

         GEOFFREY B. ALTMAN joined the Company in 1997. From 1997 to 1998, he served as Senior Director, Marketing and Sales of the Company. From 1994 to 1997, Mr. Altman served as Director of Worldwide Marketing Development and Director of U.S. Sales and Marketing of Agouron Pharmaceuticals. Prior to 1994, Mr. Altman worked for six years with Amgen Inc. as Product Manager for the launch of the drug Neupogen(R) and as Associate Director responsible for the United States marketing of Neupogen.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows, for each of the three fiscal years ending September 30, 1999, compensation awarded or paid to or earned by the Company's Chief Executive Officer and its other three executive officers at September 30, 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                      LONG TERM
                                                                                    COMPENSATION
                                                  ANNUAL COMPENSATION                  AWARDS
                                       -------------------------------------------------------------
                                                                                     SECURITIES         ALL OTHER
               NAME AND                                                              UNDERLYING       COMPENSATION
        PRINCIPAL POSITION (1)           YEAR      SALARY ($)     BONUS ($) (2)      OPTIONS (#)         ($) (4)
        ----------------------           ----      ----------     -------------      -----------           ---
Larry G. Stambaugh                        1999   $310,000       $108,500                  75,000        $  5,077
     President and Chief Executive        1998   $275,000       $ 57,750                  83,334        $  7,523
     Officer                              1997   $225,000       $ 60,000                  83,333        $    692

Kurt R. Gehlsen, Ph.D.                    1999   $190,000       $ 47,500                  35,000        $  3,542
     Vice President, Development and      1998   $175,000       $ 27,000                       -        $  5,531
     Chief Technical Officer              1997   $140,000       $ 20,000                  23,334        $    808

Dale A. Sander                            1999   $170,000       $ 34,000                  30,000        $  5,090
     Vice President, Finance,             1998   $150,000       $ 27,000                       -        $  4,901
     Chief Financial Officer and          1997   $125,000       $ 15,000                  75,000        $    721
     Secretary

Geoffrey B. Altman (3)                    1999   $145,000       $ 15,000                  35,000        $  4,445
     Senior Director, Marketing and       1998   $125,000       $      -                       -        $  1,731
     Sales                                1997   $  7,212       $      -                  20,000        $      -


-------------------------

(1) The principal position for each of the Named Executive Officers reflects the offices and titles held by each of them for the fiscal year ended September 30, 1999.

(2)  Bonuses are reflected in the fiscal year earned.

(3)  Mr. Altman's employment commenced in September 1997.

(4) All Other Compensation is comprised of the Company's nondiscretionary matching contribution to its 401(k) plan.

         The following table shows, for the fiscal year ended September 30, 1999, certain information regarding options granted to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                   NUMBER OF                                                       POTENTIAL REALIZED
                                  SECURITIES     % OF TOTAL                                         VALUE AT ASSUMED
                                  UNDERLYING        OPTIONS                                       ANNUAL RATE OF STOCK
                                    OPTIONS       GRANTED TO     EXERCISE PRICE                  PRICE APPRECIATION FOR
                                    GRANTED     EMPLOYEES IN        PER SHARE     EXPIRATION    OPTION TERM($) (2)
          NAME                       (#) (1)     FISCAL YEAR         ($/SH)          DATE             5%          10%
-----------------------           -----------   ------------     -------------    ----------    ---------------------
Larry G. Stambaugh                   75,000         35.97%           $12.875        11/9/05     $393,106      $916,105
Kurt R. Gehlsen, Ph.D.               35,000         16.79%           $12.875        11/9/05     $183,450      $427,516
Dale A. Sander                       30,000         14.39%           $12.875        11/9/05     $157,243      $366,442
Geoffrey B. Altman                   35,000         16.79%           $12.875        11/9/05     $183,450      $427,516


-----------
(1) Consists of stock options granted pursuant to the Incentive Plan. The maximum term of each option granted is seven years from the date of grant. The exercise price is equal to the market value of the stock on the grant date.
(2) In accordance with the rules of the SEC, shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annually compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annually compounded rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company's estimates or projection of future Common Stock prices.


         The following table sets forth certain information for the Named Executive Officers with respect to the exercise of options to purchase Common Stock during the fiscal year ended September 30, 1999 and the number and value of securities underlying unexercised options held by the Named Executive Officers as of September 30, 1999.

          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES


                                                            NUMBER OF SHARES OF
                                SHARES                    COMMON STOCK UNDERLYING           VALUE OF UNEXERCISED
                               ACQUIRED                    UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                  ON       VALUE             SEPTEMBER 30, 1999            SEPTEMBER 30, 1999 ($)(2)
                               EXERCISE   REALIZED            ------------------            -------------------------
            NAME                   (#)     ($)(1)        EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
            ----              ----------- --------       -----------   --------------     -----------    --------------
Larry G. Stambaugh             208,333    $1,566,871       122,917          118,750      $        -      $      -
Kurt R. Gehlsen, Ph.D.            -                -        49,651           48,749      $  128,657      $ 64,165
Dale A. Sander                    -                -        42,000           51,000      $        -      $      -
Geoffrey B. Altman                -                -        18,750           36,250      $        -      $      -


----------
(1) Represents the fair market value of the underlying shares on the date of exercise less the exercise or base price. Such shares were not sold by the optionee.
(2) The fair market value of the underlying shares on September 30, 1999 less the exercise price.

                              EMPLOYMENT AGREEMENTS

         Pursuant to an executive employment agreement between the Company and Larry G. Stambaugh, the Chairman, President and Chief Executive Officer of the Company, dated October 1, 1999, Mr. Stambaugh receives an annual salary of not less than $360,000, an annual bonus in an amount up to 35% of his annualized base salary and equity compensation as determined by the Board of Directors. The employment agreement also provides that, if Mr. Stambaugh's employment is terminated without cause or upon constructive discharge, he will receive a severance payment equal to his then annual base salary plus health care insurance coverage for a three year period. Mr. Stambaugh's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company. In addition, the Company has agreed to pay a portion of the cost of maintaining a life insurance policy in the amount of $1,000,000 on Mr. Stambaugh's behalf.

         Pursuant to an executive employment agreement between the Company and Kurt R. Gehlsen, Ph.D., the Chief Technical Officer and Vice President, Development of the Company, dated October 1, 1999, Dr. Gehlsen receives an annual salary of not less than $230,000 and an annual bonus in an amount up to 25% of his annualized base salary and equity compensation as determined by the Board of Directors. The employment agreement provides that if Dr. Gehlsen's employment is terminated without cause he will be entitled to continuation of his then base salary and health benefits for six months. Dr. Gehlsen's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company.

         Pursuant to an executive employment agreement between the Company and Dale A. Sander, the Chief Financial Officer and Vice President, Finance of the Company, dated October 1, 1999, Mr. Sander receives an annual salary of not less than $200,000 and an annual bonus in an amount up to 20% of his annualized base salary and equity compensation as determined by the Board of Directors. The employment agreement provides that if Mr. Sander's employment is terminated without cause he will be entitled to continuation of his then base salary and health benefits for six months. Mr. Sander's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company.

         Pursuant to an executive employment agreement between the Company and Geoffrey B. Altman, Vice President, Marketing and Sales of the Company, dated October 1, 1999, Mr. Altman receives an annual salary of not less than $165,000 and an annual bonus in an amount up to 20% of his annualized base salary and equity compensation as determined by the Board of Directors. The employment agreement provides that if Mr. Altman's employment is terminated without cause he will be entitled to continuation of his then base salary and health benefits for six months. Mr. Altman's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company.

   REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                  COMPENSATION

         The Compensation Committee, composed solely of outside directors, makes recommendations concerning salaries and incentive compensation, administers and awards stock options to employees and consultants under the Company's equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of Messrs. Frashier, Townsen and Martensson.

COMPENSATION PHILOSOPHY

         The Board's executive compensation program strongly links management pay with the Company's annual and long-term performance. The program is intended to attract, motivate and retain senior management by providing compensation opportunities that are consistent with Company performance. The program provides for base salaries which reflect such factors as level of responsibility, individual performance, internal fairness and external competitiveness; annual incentive cash bonus awards which are payable upon the Company's achievement of annual financial and management objectives approved by the Board; and long-term incentive opportunities in the form of stock options and other equity incentives which strengthen the mutuality of interest between management and the Company's stockholders. Each executive officer's target total annual compensation (i.e., salary plus bonus) is determined after a review of independent survey data regarding similarly situated executives at firms in the Company's industry. In general, total annual compensation is targeted at least at the median of the firms comprising the survey data. The firms included in the survey data are representative but are not identical to the peer group index used to compare stockholder returns. While the income tax implications of the compensation program to the Company and its division executive officers are continually assessed, including the $1 million per covered employee limitation on the compensation expenses deductible by the Company, they are not presently a significant factor in the administration of the program.

         The Company strives to provide compensation opportunities which emphasize effectively rewarding management for the achievement of critical performance objectives. The Committee supports a pay-for-performance policy that determines compensation amounts based on Company and individual performance. While the establishment of base salaries turns principally on the factors noted above, annual incentive bonuses for senior corporate executives are based on the performance of the Company as a whole. In addition, the program provides stock incentive opportunities designed to align the interests of executives and other key employees with other stockholders through the ownership of Common Stock. The following is a discussion of each of the elements of the Company's executive compensation program including a description of the decisions and actions taken by the Committee with respect to compensation in fiscal 1999 for the Chief Executive Officer and all executive officers as a group.

MANAGEMENT COMPENSATION PROGRAM

         Compensation paid to the Company's executive officers for fiscal 1999 (as reflected in the foregoing tables with respect to the Named Executive Officers) consisted of the following elements: base salary, annual incentive cash bonuses under the Company's incentive bonus plans, stock options and other equity incentives under the Incentive Plan, and other grants of options to purchase the Company's Common Stock.

BASE SALARY

         With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors including recommendations of the Chief Executive Officer (other than with respect to his compensation), the executive's levels of responsibility and individual performance, and the salaries of similar positions in the Company and in comparable companies in the Company's industry. Base salaries generally are targeted at least at the median of the firms comprising the survey data for such comparable companies. The Committee believes that its process for determining and adjusting the base salary of executive officers is fully consistent with sound personnel practices. Annual adjustments in base salaries typically are made effective at the beginning of the fiscal year for which they are intended to apply and therefore reflect in large part the prior year's business and individual performance achievements.

ANNUAL INCENTIVE BONUS PROGRAM

         The Company's incentive bonus program for its executive officers (including the Named Executive Officers) is based on the achievement of annual performance targets and other management objectives which are established annually, but which are subject to adjustment as the Committee deems appropriate. The Company's targets and objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal -- building stockholder value. For fiscal 1999 these goals were:

         -       Securing additional financing and increasing shareholder value.
         - Further advancing the commercialization of the MAXAMINE-Registered Trademark- product candidate, including advancement of pivotal human clinical testing.
         - Implementing strategies relating to the marketing and manufacturing of MAXAMINE.
         - Identifying additional potential applications for the Company's key products and technologies

         Final calculation of the Company's financial performance and determination and payment of the awards is made as soon as is practicable after the completion of the Company's fiscal year. Individual incentive bonus awards to executive officers for the Company's 1999 fiscal year were determined by the Committee based on its subject's assessment of the aforementioned factors and were paid after its conclusion.

1993 LONG-TERM INCENTIVE PLAN

         The long term incentive element of the Company's management compensation program provides for grants of stock awards, which now include (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock appreciation rights (iv) restricted stock (v) performance units and (vi) incentive shares. To date, only stock options have been granted under the Incentive Plan.

         Discretionary stock-based awards are intended to create an opportunity for employees of the Company to acquire an equity ownership interest in the Company and thereby enhance their efforts in the service of the Company and its stockholders. The compensatory and administrative features of the Incentive Plan conform in all material respects to the design of standard comparable plans in industry and are, in the Committee's estimation, fair and reasonable.

         Stock options granted to the Company's executive officers and other employees of the Company typically include vesting provisions of up to five years. The Committee believes that by rationing the exercisability of these stock options over future years, the executive retention impact of the Incentive Plan will be strengthened and management's motivation to enhance the value of the Company's stock will be constructively influenced. In determining the level of stock option grants, the Committee considers, but does not formally weigh performance and the incentive compensation provided to similarly situated executives within the industry.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Stambaugh's annual incentive bonus award for fiscal 1999 was earned under the same plan applicable to all other executive officers of the Company. Based on the performance of the Company in the prior fiscal year and the Committee's subjective assessment of Mr. Stambaugh's ongoing personal performance in the position of Chief Executive Officer, Mr. Stambaugh received an annual incentive bonus award equal to approximately 35% of his fiscal 1999 year-end salary. Among the factors considered by the Committee in its consideration of Mr. Stambaugh's bonus were the continued progress of the commercialization of MAXAMINE, including the advancement of three Phase 3 cancer clinical trials, the completion of enrollment and other progress with the U.S. Phase 3 malignant melanoma trial, and the completion of two private placements providing net proceeds to the Company of approximately $41 million.

         Mr. Stambaugh was granted stock options under the Incentive Plan for 75,000 shares of Common Stock on November 9, 1998, at an exercise price of $12.875 per share. In addition, in recognition of Mr. Stambaugh's performance in meeting the factors described above, the Committee granted Mr. Stambaugh additional stock options at an exercise price of $8.00 per share.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Code generally limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

         The Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. The Committee has determined that stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation" under Section 162(m) of the Code. The Compensation Committee has not yet established a policy for determining which other forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                                                  Gary E. Frashier
                                                  Per-Olof Martensson
                                                  F. Duwaine Townsen

PERFORMANCE MEASUREMENT COMPARISON(1)

         The following graph shows a comparison of cumulative total returns on an investment of $100 cash in the Company, the Hambrecht & Quist Biotech Index and the American Stock Exchange Market Index for the period that commenced July 10, 1996 (the date on which the Company's Common Stock was first traded on the American Stock Exchange) and ended on September 30, 1999. The graph assumes that all dividends have been reinvested.


         Maxim Pharmaceuticals Inc (MMP)


                                                        CUMULATIVE TOTAL RETURN
                                             -------------------------------------------
                                             7/11/96     9/96     9/97     9/98     9/99
         MAXIM PHARMACEUTICALS, INC.           100       135      207      198      114
         AMEX MARKET VALUE                     100        99      125      112      145
         HAMBRECHT & QUIST BIOTECHNOLOGY       100       106      113      118      221






---------------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

         In April and July 1999, the Company entered into loan agreements with certain executive officers to finance income taxes associated with the exercise of stock options. A total of $264,460 of loans with interest ranging from 7% to 8% per annum were made to Larry G. Stambaugh, Chief Executive Officer, all of which have been repaid. A loan in the amount of $150,000 with interest at the rate of 7% per annum was made to Kurt R. Gehlsen, Chief Technical Officer, all of which is currently outstanding.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors



                                            /s/ DALE A. SANDER
                                            ------------------------------------
                                            Dale A. Sander
                                            Secretary


January 13, 2000

         A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, MAXIM PHARMACEUTICALS, INC., 8899 UNIVERSITY CENTER LANE, SUITE 400, SAN DIEGO, CALIFORNIA 92122. OUR SEC FILINGS ARE ALSO AVAILABLE AT THE SEC'S WEBSITE AT "HTTP://WWW.SEC.GOV".

                                    EXHIBIT A



                           CERTIFICATE OF AMENDMENT OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           MAXIM PHARMACEUTICALS, INC.

         MAXIM PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is Maxim Pharmaceuticals, Inc.

         2. Maxim Pharmaceuticals, Inc. was originally incorporated on September 24, 1954, under the name "Wilco Oil & Minerals, Corp."

         3. This Certificate of Amendment amends certain provisions of the Amended and Restated Certificate of Incorporation of the corporation and has been duly adopted by the Board of Directors in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware and by the stockholders of the corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         4. Paragraph A of Article IV shall be amended to read in its entirety as follows:

                  "A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock which the corporation shall have authority to issue is Forty-Five Million (45,000,000) shares consisting of (a) Forty Million (40,000,000) shares of Common Stock, each having a par value of one tenth of one cent ($.001) and (b) Five Million (5,000,000) shares of Preferred Stock, each having a par value of one tenth of one cent ($0.001)."

                  IN WITNESS WHEREOF, Maxim Pharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its President this __ day of ___, 2000.


                                  MAXIM PHARMACEUTICALS, INC.


                                  By: __________________________________________
                                      Larry G. Stambaugh,
                                      President and Chief Executive Officer



Attest:



By: ____________________________
    Dale A. Sander,
    Secretary

                           MAXIM PHARMACEUTICALS, INC.
                          1993 LONG-TERM INCENTIVE PLAN
                     As Amended and Restated March 18, 1996
                    As Amended and Restated December 20, 1996
                    As Amended and Restated December 19, 1997
                    As Amended and Restated December __, 1999

1.       DEFINITIONS

         In this Plan, except where the context otherwise indicates, the following definitions apply:

         1.1 "Agreement" means a written agreement implementing a grant of an Option, Right or Performance Unit or an award of Restricted Stock or Incentive Shares.

         1.2 "Board" means the Board of Directors of the Company.

         1.3 "Board Committee" means a current or future committee of the Board.

         1.4 "Board Committee Meeting" means a meeting of a Board Committee.

         1.5 "CEO" means the Company's chief executive officer.

         1.6 "Code" means the Internal Revenue Code of 1986, as amended.

         1.7 "Committee" means the committee of the Board meeting the standards of Rule 16b-3(d)(1) under the Exchange Act, or any similar successor rule, appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

         1.8 "Common Stock" means the common stock, par value $.001 per share, of the Company.

         1.9 "Company" means Maxim Pharmaceuticals, Inc.

         1.10 "Consultant" means any person or entity performing services for the Company or any Subsidiary other than as a Director or employee of the Company, and who is not also a director or officer of the Company for purposes of Section 16(a) of the Exchange Act.

         1.11 "Consultant-Director" means any member of the Board who also is performing services for the Company or any Subsidiary other than as a Director or an employee of the Company.

         1.12 "Covered Employee" means the CEO and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

         1.13 "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option, Right or Performance Unit in accordance with the terms of Article 10.

         1.14 "Date of Grant" means the date on which an Option, Right or Performance Unit is granted or Restricted Stock or Incentive Shares are awarded by the Committee or the CEO, as the case may be.

         1.15 "Director" means any person who is a member of the Board and who is not also an employee of the Company.

         1.16 "Employee" means any person determined by the CEO to be an employee of the Company or any Subsidiary and who is not also a director or officer of the Company for purposes of Section 16(a) of the Exchange Act.

         1.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.18 "Excused Absence" means a Director's absence from a Scheduled Meeting or a Board Committee Meeting due to illness, disability or family emergency.

         1.19 "Fair Market Value" of a Share means the amount equal to the closing sales price for a Share in the principal trading market for the Shares as reported by such source as the Committee may select, or, if such price quotations of the Common Stock are not then reported, then the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

         1.20 "Grantee" means an Employee, Covered Employee, Key Employee, Consultant-Director or Consultant to whom Restricted Stock has been awarded pursuant to Article 12 or Incentive Shares have been awarded pursuant to Article 13.

         1.21 "Incentive Shares" means Shares awarded pursuant to the provisions of Article 13.

         1.22 "Incentive Stock Option" means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

         1.23 "Key Employee" means any person determined by the Committee to be an employee of the Company or any Subsidiary and who is a director or officer of the Company for purposes of Section 16(a) of the Exchange Act.

         1.24 "Nonstatutory Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

         1.25 "Option" means an option to purchase Shares granted under the Plan in accordance with the terms of Article 7.

         1.26 "Optionee" means a Director, Employee, Covered Employee, Key Employee, Consultant-Director or Consultant to whom an Option, Right or Performance Unit has been granted.

         1.27 "Option Period" means the period during which an Option may be exercised.

         1.28 "Option Price" means the price per Share at which an Option may be exercised. The Option Price shall be determined by the Committee, or by the CEO, in the case of an Option granted to an Employee or Consultant, except that in no event shall the Option Price be less than the par value of the Common Stock or, in the case of an Incentive Stock Option, the greater of the Fair Market Value per Share determined as of the Date of Grant or the par value of the Common Stock.

         1.29 "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the
Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         1.30 "Performance Unit" means a performance unit granted under the Plan in accordance with the terms of Article 9.

         1.31 "Performance Unit Period" means the period during which a Performance Unit may be exercised.

         1.32 "Plan" means the Maxim Pharmaceuticals, Inc. 1993 Long-Term Incentive Plan.

         1.33 "Related Option" means the Option with which, or by amendment to which, a specified Right or Performance Unit is granted.

         1.34 "Related Performance Unit" means the Performance Unit granted in connection with, or by amendment to, a specified Option.

         1.35 "Related Right" means the Right granted in connection with, or by amendment to, a specified Option.

         1.36 "Restricted Stock" means Shares awarded pursuant to the provisions of Article 12.

         1.37 "Right" means a stock appreciation right granted under the Plan in accordance with the terms of Article 8.

         1.38 "Right Period" means the period during which a Right may be exercised.

         1.39 "Scheduled Meeting" means the four regular meetings of the Board scheduled to be held during each of the Company's fiscal years or, if more than four regular meetings are scheduled, the four meetings designated as Scheduled Meetings by the Board in scheduling its regular meetings for the year.

         1.40 "Share" means a share of Common Stock.

         1.41 "Subsidiary" means a corporation, whether now or hereafter existing, at least 50% of the total combined voting power of all classes of stock of which is owned by the Company either directly or through one or more Subsidiaries.

2.       PURPOSE

         This Plan is intended to aid in attracting qualified employees, directors and consultants and in maintaining and developing strong management and employee loyalty through encouraging the ownership of Common Stock by Directors and selected Employees, Covered Employees, Key Employees, Consultant-Directors and Consultants through stimulating their efforts by giving suitable recognition, in addition to other remuneration, to the ability and industry which contribute materially to the success of the Company's business interests, and to provide an incentive to the continued service of such Directors, Employees, Covered Employees, Key Employees, Consultant-Directors and Consultants.

3.       ADMINISTRATION (OTHER THAN GRANTS OR AWARDS TO EMPLOYEES AND
         CONSULTANTS)

         Except with respect to grants or awards to Employees and Consultants, this Plan shall be administered by the Committee. In addition to any other powers granted to the

Committee, the Committee shall have the following powers, subject to the express provisions of the Plan:

         3.1 subject to the provisions of Articles 5, 7, 8, 9, 10, 11, 12 and 13, to determine in its discretion the Directors, Covered Employees, Key Employees and Consultant-Directors to whom Options, Rights or Performance Units shall be granted and to whom Restricted Stock and Incentive Shares shall be awarded, the number of Shares to be subject to each Option, Right, Performance Unit, Restricted Stock or Incentive Share award, and the terms upon which Options, Rights or Performance Units may be acquired and exercised and the terms and conditions of Restricted Stock and Incentive Share awards;

         3.2 to determine all other terms and provisions of each Agreement, which need not be identical;

         3.3 without limiting the foregoing, to provide in its discretion in an
Agreement:

                  (i) for an agreement by the Optionee or Grantee to render services to the Company or a Subsidiary upon such terms and conditions as may be specified in the Agreement, provided that the Committee shall not have the power by virtue of the Plan to commit the Company or a Subsidiary to employ or otherwise retain any Optionee or Grantee;

                  (ii) for restrictions on the transfer, sale or other disposition of Shares issued to the Optionee upon the exercise of an Option, Right or Performance Unit, for other restrictions permitted by Article 12 with respect to Restricted Stock and for conditions with respect to the issuance of Incentive Shares;

                  (iii) for an agreement by the Optionee or Grantee to resell to the Company, under specified conditions, Shares issued upon the exercise of an Option, Right or Performance Unit or awarded as Restricted Stock or Incentive Shares;

                  (iv) for the payment of the Option Price upon the exercise of an Option otherwise than in cash, including without limitation by delivery (including constructive delivery) of Shares (other than Restricted Stock) valued at Fair Market Value on the Date of Exercise of the Option, or a combination of cash and Shares, or for the payment in part of the Option Price with a promissory note in accordance with the terms of Section 10.2; and

                  (v) for the deferral of receipt of amounts that otherwise would be distributed upon exercise of a Performance Unit, the terms and conditions of any such deferral and any interest or dividend equivalent or other payment that shall accrue with respect to deferred distributions;

         3.4 to construe and interpret the Agreements and the Plan;

         3.5 to require, whether or not provided for in the pertinent Agreement, of any person exercising an Option, Right or Performance Unit or acquiring Restricted Stock or Incentive Shares, at the time of such exercise or acquisition, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities laws of the United States or of any state;

         3.6 to provide for satisfaction of an Optionee's or Grantee's tax liabilities arising in connection with the Plan through, without limitation, retention by the Company of Shares otherwise issuable on the exercise of a Nonstatutory Stock Option, Right or Performance Unit or pursuant to an award of Incentive Shares or through delivery of Shares to the Company by the Optionee or Grantee under such terms and conditions as the Committee deems appropriate; and

         3.7 to make all other determinations and take all other actions necessary or advisable for the administration of the Plan, including action delegating to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Committee shall thereafter be to such a subcommittee).

         Any determinations or actions made or taken by the Committee pursuant to this Article 3 shall be binding and final.

4.       ADMINISTRATION FOR GRANTS AND AWARDS TO EMPLOYEES AND CONSULTANTS

         In the case of grants or awards to Employees and Consultants, this Plan shall be administered by the CEO. In addition to any other powers granted to the CEO, the CEO shall have all of the powers with respect to grants or awards to Employees and Consultants set forth in Article 3 that the Committee has with respect to grants or awards to Directors, Covered Employees, Key Employees and Consultant-Directors. When exercising authority pursuant to this Plan, the CEO shall be acting as a committee of the Board. If the CEO is not a member of the Board, then the powers of the CEO hereunder shall be exercised by the Committee.

5.       ELIGIBILITY

         Options, Rights, Performance Units, Restricted Stock and Incentive Shares may be granted or awarded only to Directors, Employees, Covered Employees, Key Employees, Consultant-Directors and Consultants, except that Directors, Consultant-Directors and Consultants (other than Consultants who also are Employees, Covered Employees or Key Employees) are not eligible to receive Incentive Stock Options. A Director, Employee, Covered Employee, Key Employee, Consultant-Director or Consultant who has been granted an Option, Right or Performance Unit or awarded Restricted Stock or Incentive Shares may be granted additional Options, Rights or Performance Units or awarded additional Restricted Stock or Incentive Shares.

6.       STOCK SUBJECT TO THE PLAN

         6.1 There is hereby reserved for issuance upon the exercise of Options, Rights or Performance Units or for awards of Restricted Stock or Incentive Shares an aggregate of 1,800,000 authorized but unissued or reacquired Shares.

         6.2 If an Option, Right or Performance Unit (other than a Related Right or Related Performance Unit) expires or terminates for any reason (other than, in the case of an Option, termination by virtue of the exercise of a Related Right or Related Performance Unit) without having been fully exercised, if Shares of Restricted Stock are forfeited or if Incentive Shares are not issued, any unissued or forfeited Shares which had been subject to the Agreement relating thereto shall become available for the grant of other Options, Rights or Performance Units or for the award of additional Restricted Stock or Incentive Shares.

         6.3 The Shares issued upon the exercise of a Right or Performance Unit (or, if cash is payable in connection with such exercise, that number of Shares with respect to which the Right or Performance Unit is exercised), shall be charged against the number of Shares issuable under the Plan and shall not become available for the grant of other Options, Rights or Performance Units or for the award of Restricted Stock or Incentive Shares.

         6.4 Subject to the provisions of Article 14 relating to capital adjustments, no Director, Employee, Covered Employee, Key Employee, Consultant-Director, or Consultant shall be eligible to be granted Options and Rights covering more than two hundred thousand (200,000) shares of Common Stock in any calendar year. Shares subject to an Option or Right that is canceled shall continue to be counted against the maximum award of Options and Rights permitted to be granted pursuant to this Section 6.4. The repricing of an Option and/or Right which results in a reduction of the exercise price shall be deemed to be a cancellation of the original Option and/or Right and the grant of a substitute Option and/or Right; in the event of such repricing, both the original and the substituted Options and Rights shall be counted against the maximum awards of Options and Rights permitted to be granted pursuant to this
Section 6.4. The provisions of this Section 6.4 shall be applicable only to the extent required to comply with the "performance-based compensation" exception under Section 162(m) of the Code.

7.       OPTIONS

         7.1 Subject to the provisions of Article 5, the Committee is hereby authorized to grant Options to Directors, Covered Employees, Key Employees and Consultant-Directors, and the CEO is hereby authorized to grant Options to Employees and Consultants.

         7.2 All Agreements granting Options shall contain a statement that the Option is intended to be either (i) a Nonstatutory Stock Option or (ii) an Incentive Stock Option.

         7.3 The Option Period shall be determined by the Committee, or, in the case of an Option granted to an Employee or Consultant, by the CEO, and specifically set forth in the Agreement, provided, however, that an Option shall not be exercisable after ten years from the Date of Grant.

         7.4 All Incentive Stock Options granted under the Plan shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

         7.5 All other terms of Options granted under the Plan shall be determined by the Committee in its sole discretion, or, in the case of an Option granted to an Employee or Consultant, by the CEO in his sole discretion.

8.       RIGHTS

         8.1 The Committee is hereby authorized to grant Rights to Covered Employees, Key Employees and Consultant-Directors, and the CEO is hereby authorized to grant Rights to Employees and Consultants.

         8.2      A Right may be granted under the Plan:

                  (i) in connection with, and at the same time as, the grant of an Option under the Plan;

                  (ii) by amendment of an outstanding Nonstatutory Stock Option granted under the Plan; or

                  (iii) independently of any Option granted under the Plan.

         A Right granted under clause (i) or (ii) of the preceding sentence is a Related Right. A Related Right may, in the Committee's discretion, or, in the case of a Right granted to an Employee or Consultant, in the CEO's discretion, apply to all or a portion of the Shares subject to the Related Option.

         8.3 A Right may be exercised in whole or in part as provided in the Agreement, and, subject to the provisions of the Agreement, entitles its Optionee to receive, without any payment to the Company (other than required tax withholding amounts), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having a Fair Market Value determined as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of (i) the Fair Market Value of a Share on the Date of Exercise of the Right over (ii) either (A) the Fair Market Value of a Share on the Date of Grant of the Right if it is not a Related Right, or (B) the Option Price as provided in the Related Option if the Right is a Related Right.

         8.4 The Right Period shall be determined by the Committee, or, in the case of a Right granted to an Employee or Consultant, by the CEO, and specifically set forth in the Agreement, provided, however --

                  (i) a Right will expire no later than the earlier of (A) ten years from the Date of Grant, or (B) in the case of a Related Right, the expiration of the Related Option;

                  (ii) a Right may be exercised only when the Fair Market Value of a share of Common Stock exceeds either (A) the Fair Market Value of a share of Common Stock on the Date of Grant of the Right if it is not a Related Right, or (B) the Option Price as provided in the Related Option if the Right is a Related Right; and

                  (iii) a Right that is a Related Right to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

         8.5 The exercise, in whole or in part, of a Related Right shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related Right is exercised. Similarly, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related Right equal to the number of Shares with respect to which the Related Option is exercised.

         8.6 The Company intends that the Article shall comply with the requirements of Rule 16b-3 during the term of this Plan. Should any provisions of this Article not be necessary to comply with the requirements of Rule 16b-3, the Board or Committee may amend this Plan to delete, add to or modify the provisions of the Plan accordingly. The Company's failure for any reason whatsoever to comply with the requirements of Rule 16b-3, and any resultant unavailability of Rule 16b-3 shall not impose any liability on the Company to any Covered Employee, Key Employee, Consultant Director, or to any other party.

9.       PERFORMANCE UNITS

         9.1 The Committee is hereby authorized to grant Performance Units to Covered Employees, Key Employees and Consultant-Directors, and the CEO is hereby authorized to grant Performance Units to Employees and Consultants.

         9.2      A Performance Unit may be granted under the Plan:

                  (i) in connection with, and at the same time as, the grant of an Option under the Plan;

                  (ii) by amendment of an outstanding Nonstatutory Stock Option granted under the Plan; or

                  (iii) independently of any Option granted under the Plan.

         A Performance Unit granted under clause (i) or (ii) of the preceding sentence is a Related Performance Unit. A Related Performance Unit may, in the Committee's discretion, or, in the case of a Performance Unit granted to an Employee or Consultant, in the CEO's discretion, apply to all or a portion of the Shares subject to the Related Option. A Performance Unit may not be granted in connection with, or by amendment to, an Incentive Stock Option.

         9.3 A Performance Unit may be exercised in whole or in part as provided in the Agreement, and, subject to the provisions of the Agreement, entitles its Optionee to receive, without any payment to the Company (other than required tax withholding amounts), cash, Shares or a combination of cash and Shares, based on the degree to which performance standards established by the Committee or the CEO, as the case may be, and specified in the Agreement have been achieved. Such performance standards may be particular to an Employee, Covered Employee, Key Employee, Consultant-Director or Consultant or the department, branch, Subsidiary or other division in which the Optionee works, or may be based on the performance of the Company generally, and may cover such period as may be specified by the Committee or the CEO, as the case may be. The performance standards may be based on earnings or earnings growth, return on assets, equity or investment, regulatory compliance, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Committee or the CEO, as the case may be, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

         9.4 The Performance Period shall be determined by the Committee, or, in the case of a Performance Unit granted to an Employee or Consultant, by the CEO, and specifically set forth in the Agreement; provided, however, a Performance Unit will expire no later than the earlier of (A) ten years from the Date of Grant, or (B) in the case of a Related Performance Unit, the expiration of the Related Option.

         9.5 Each Agreement granting Performance Units shall specify the number of Performance Units granted, provided, however, that the maximum number of Related Performance Units may not exceed the maximum number of Shares subject to the Related Option.

         9.6 The exercise, in whole or in part, of a Related Performance Unit shall cause a reduction in the number of Shares subject to the Related Option and the number of Performance Units in accordance with the terms of the Agreement. Similarly, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related Performance Unit equal to the number of Shares with respect to which the Related Option is exercised.

         9.7 The Company intends that the Article shall comply with the requirements of Rule 16b-3 during the term of this Plan. Should any provisions of this Article not be necessary to comply with the requirements of Rule 16b-3, the Board or Committee may amend this Plan to delete, add to or modify the provisions of the Plan accordingly. The Company's failure for any reason whatsoever to comply with the requirements of Rule 16b-3, and the resultant unavailability of Rule 16b-3 shall not impose any liability on the Company to any Covered Employee, Key Employee, Consultant Director, or to any other party.

10.      EXERCISE

         10.1 An Option, Right or Performance Unit may, subject to the provisions of the Agreement under which it was granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee or the CEO, in the case of an Option, Right or Performance Unit granted to an Employee or Consultant, may prescribe, accompanied, in the case of an Option, either (i) by full payment for the Shares with respect to which the Option is exercised (unless and to the extent that the Committee, or the CEO, as the case may be, agreed in an Agreement to accept a promissory note as provided in Section 10.2 hereof); (ii) by delivery of shares of Common Stock (including constructive delivery) having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised; or (iii) a properly executed exercise notice and irrevocable instructions to a broker promptly to deliver to the Company cash equal to the exercise price.

         10.2 To the extent permitted by applicable law, the Committee or the CEO, in the case of an Option, Right or Performance Unit granted to an Employee or Consultant, may agree in the Agreement in which an Option is granted to accept as partial payment for the Shares a promissory note of the Optionee evidencing his or her obligation to make future cash payment thereof; provided, however, that in no event may the Committee or the CEO accept a promissory note for an amount in excess of the difference between the aggregate Option Price and the par value of the Shares. Promissory notes made pursuant to this Section 10.2 shall be payable as determined by the Committee or the CEO, in the case of an Option granted to an Employee or Consultant, shall be secured by a pledge of the Shares and shall bear interest at a rate fixed by the Committee or the CEO, in the case of an Option granted to an Employee or Consultant.

11.      NONTRANSFERABILITY

         Except as otherwise provided in an Agreement, Options, Rights, Performance Units and Incentive Shares granted or awarded under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option, Right or Performance Unit may be exercised during the Optionee's lifetime only by the Optionee or, in the event of the Optionee's legal disability, by his or her legal representative. A Related Right or Related Performance Unit is transferable only when the Related Option is transferable and only with the Related Option and under the same conditions.

12.      RESTRICTED STOCK AWARDS

         12.1 The Committee is hereby authorized to award shares of Restricted Stock to Covered Employees, Key Employees and Consultant-Directors, and the CEO is hereby authorized to award shares of Restricted Stock to Employees and Consultants.

         12.2 Restricted Stock awards under the Plan shall consist of Shares that are restricted against transfer, subject to forfeiture, and subject to such other terms and conditions intended to further the purposes of the Plan as may be determined by the Committee or the CEO, in the case of Restricted Stock awarded to an Employee or Consultant.

         12.3 Restricted Stock awards shall be evidenced by Agreements containing provisions setting forth the terms and conditions governing such awards. Each such Agreement shall contain the following:

                  (i) prohibitions against the sale, assignment, transfer, exchange, pledge, hypothecation, or other encumbrance of (A) the Shares awarded as Restricted Stock under the Plan, (B) the right to vote the Shares, or (C) the right to receive dividends thereon in each case during the restriction period applicable to the Shares; provided, however, that the Grantee shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares;

                  (ii) at least one term, condition or restriction constituting a "substantial risk of forfeiture" as defined in Section 83(c) of the Code;

                  (iii) such other terms, conditions and restrictions as the Committee or the CEO, in the case of Restricted Stock awarded to Employees or Consultants, in its or his discretion may specify (including, without limitation, provisions creating additional substantial risks of forfeiture);

                  (iv) a requirement that each certificate representing shares of Restricted Stock shall be deposited with the Company, or its designee, and shall bear the following legend:

                  "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including the risks of forfeiture and restrictions against transfer) contained in the Maxim Pharmaceuticals, Inc. 1993 Long-Term Incentive Plan and an Agreement entered into between the registered owner and Maxim Pharmaceuticals, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, a copy of each of which is on file in the office of the Secretary of Maxim Pharmaceuticals, Inc."

                  (v) the applicable period or periods of any terms, conditions or restrictions applicable to the Restricted Stock, provided, however, that the Committee or the CEO, in the case of Restricted Stock awarded to an Employee or Consultant, in its or his discretion may accelerate the expiration of the applicable restriction period with respect to any part or all of the Shares awarded to a Grantee; and

                  (vi) the terms and conditions upon which any restrictions upon shares of Restricted Stock awarded under the Plan shall lapse and new certificates free of the foregoing legend shall be issued to the Grantee or his or her legal representative.

         12.4 The Committee or the CEO, in the case of Restricted Stock awarded to an Employee or Consultant, may include in an Agreement a requirement that in the event of a Grantee's termination of employment or other service with the Company for any reason prior to the lapse of restrictions, all shares of Restricted Stock shall be forfeited by the Grantee to the Company without payment of any consideration by the Company, and neither the Grantee nor any successors, heirs, assigns or personal representatives of the Grantee shall thereafter have any further rights or interest in the Shares or certificates.

13.      INCENTIVE SHARE AWARDS

         13.1 The Committee is hereby authorized to award Incentive Shares to Covered Employees, Key Employees and Consultant-Directors, and the CEO is hereby authorized to award Incentive Shares to Employees and Consultants.

         13.2 Incentive Shares shall be Shares that shall be issued at such times, subject to achievement of such performance or other goals and on such other terms and conditions as the Committee or the CEO, in the case of Incentive Shares awarded to an Employee or Consultant, shall deem appropriate and specify in the Agreement relating thereto.

14.      CAPITAL ADJUSTMENTS

         The number of Shares subject to each outstanding Option, Right or Performance Unit or Restricted Stock or Incentive Share award and the aggregate number of shares for which grants or awards thereafter may be made automatically shall be adjusted proportionately in the event of a stock split or stock dividend of or with respect to the Common Stock, and the number and class of Shares subject to each outstanding Option, Right or Performance Unit or Restricted Stock or Incentive Share award, the Option Price and the aggregate number and class of shares for which grants or awards thereafter may be made shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as adoption of stock rights plans, recapitalizations, mergers, consolidations or reorganizations of or by the Company.

15.      TERMINATION OR AMENDMENT

         The Board shall have the power to terminate the Plan and to amend it in any respect, provided that, after the Plan has been approved by the shareholders of the Company, the Board may not, without the approval of the shareholders of the Company if such approval is then required under the laws of the State of Delaware, in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the Exchange Act, in order for Incentive Stock Options to qualify as such under Section 422 of the Code, or under the rules of any stock exchange or quotation system on which the Shares are then listed or authorized for quotation. The Board may in its sole discretion submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees. No termination or amendment of the Plan shall, without his or her consent, adversely affect the rights or obligations of any Optionee or Grantee.

16. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS, RIGHTS, PERFORMANCE UNITS, RESTRICTED STOCK AND INCENTIVE SHARES

         Subject to the terms and conditions and within the limitations of the Plan, the Committee or the CEO, in the case of a grant or award to an Employee or Consultant, may modify, extend or renew outstanding Options, Rights and Performance Units, or accept the surrender of outstanding options, rights and or performance units (to the extent not theretofore exercised) granted under the Plan or under any other plan of the Company or a company or similar entity acquired by the Company or a Subsidiary, and authorize the granting of new Options, Rights and Performance Units pursuant to the Plan in substitution therefor (to the extent not theretofore exercised), and the substituted Options may specify a lower exercise price than the surrendered options, and the substituted Options, Rights and Performance Units may specify a longer term than the surrendered options, rights and performance units or have any other provisions that are authorized by the Plan. Subject to the terms and conditions and within the limitations of the Plan, the Committee or the CEO, in the case of a grant or award to an Employee or Consultant, may modify the terms of any outstanding Agreement providing for the grant of options, rights or Performance Units or the award of Restricted Stock or Incentive Shares. Notwithstanding the foregoing, however, no modification of an Option, Right or Performance Unit, or an award of Restricted Stock or Incentive Shares, shall, without the consent of the Optionee or Grantee, alter or impair any of the Optionee's or Grantee's rights or obligations.

17.      EFFECTIVENESS OF THE PLAN

         The Plan and any amendments requiring shareholder approval pursuant to
Article 15 are subject to approval by vote of the shareholders of the Company within 12 months after their adoption by the Board. Subject to that approval, the Plan and any amendments are effective on the date on which they are adopted by the Board. Options, Rights, Performance Units, Restricted Stock and Incentive Shares may be granted or awarded prior to shareholder approval of the Plan or amendments, but each such Option, Right, Performance Unit, Restricted Stock or Incentive Share grant or award shall be subject to the approval of the Plan or amendments by the shareholders. Except to the extent required to satisfy the requirements of Rule 16b-3 under the Exchange Act, the date on which any Option, Right, Performance Unit, Restricted Stock or Incentive Shares granted or awarded prior to shareholder approval of the Plan or amendment is granted or awarded shall be the Date of Grant for all purposes as if the Option, Right, Performance Units, Restricted Stock or Incentive Shares had not been subject to approval. No Option, Right or Performance Unit may be exercised prior to such shareholder approval, and any Restricted Stock or Incentive Shares awarded shall be forfeited if such shareholder approval is not obtained.

18.      TERM OF THE PLAN

         Unless sooner terminated by the Board pursuant to Article 15, the Plan shall terminate on September 30, 2003 and no Options, Rights, Performance Units, Restricted Stock or Incentive Shares awards may be granted or awarded after termination. The termination shall not affect the validity of any Option, Right, Performance Unit, Restricted Stock or Incentive Shares awards outstanding on the date of termination.

19.      INDEMNIFICATION OF COMMITTEE AND CEO

         In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee and the CEO, in the case of a grant or award to an Employee or Consultant, shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option, Right, Performance Unit, Restricted Stock or Incentive Shares granted or awarded hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members or the CEO, as the case may be, acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

20.      GENERAL PROVISIONS

         20.1 The establishment of the Plan shall not confer upon any Director, Employee, Covered Employee, Key Employee, Consultant-Director or Consultant any legal or equitable right against the Company, any Subsidiary, the Committee or the CEO, except as expressly provided in the Plan.

         20.2 The Plan does not constitute inducement or consideration for the employment of any Employee, Covered Employee, or Key Employee, or the service of any Director, Consultant-Director or Consultant, nor is it a contract between the Company or a Subsidiary and any Director, Employee, Covered Employee, Key Employee, Consultant-Director or Consultant. Participation in the Plan shall not give a Director, Employee, Covered Employee, Key Employee, Consultant-Director or Consultant any right to be retained in the service of the Company or a Subsidiary.

         20.3 The Company and a Subsidiary may assume options, warrants, or rights to purchase stock issued or granted by other companies whose stock or assets shall be acquired by the Company or a Subsidiary, or which shall be merged into or consolidated with the Company or a Subsidiary. Neither the adoption of this Plan, nor its submission to the shareholders, shall be taken to impose any limitations on the powers of the

Company or its affiliates to issue, grant, or assume options, warrants, rights, performance units, restricted stock or incentive shares, otherwise than under this Plan, or to adopt other stock option, stock appreciation right, performance unit, restricted stock or incentive share plans or to impose any requirement of shareholder approval upon the same.

         20.4 The interests of any Director, Employee, Covered Employee, Key Employee, Consultant-Director or Consultant under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in Article 11.

         20.5 The Plan shall be governed, construed and administered in accordance with the laws of Delaware and the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

                           MAXIM PHARMACEUTICALS, INC.

                                      PROXY


    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 25, 2000


The undersigned hereby (i) acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated January 13, 2000, relating to the Annual Meeting of Stockholders of MAXIM PHARMACEUTICALS, INC. (the "Company") to be held February 25, 2000 and (ii) appoints Larry G. Stambaugh and Dale A. Sander as proxies, with full power of substitution, and authorizes them, or either of them, to vote all shares of Common Stock of the Company standing in the name of the undersigned at said meeting or any postponement, continuation and adjournment thereof, with all powers that the undersigned would possess if personally present, upon the matters specified below and upon such other matters as may be properly brought before the meeting, conferring discretionary authority upon such proxies as to such other matters. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY CARD.

THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

                           (Continued on reverse side)

                          (Continued from reverse side)

1. To elect two directors to hold office until the 2003 Annual Meeting of Stockholders.

         F. Duwaine Townsen                      Theodor H. Heinrichs

         / / FOR all nominees listed above (except as marked to the contrary below)
         / / WITHHOLD AUTHORITY to vote for nominees listed above. To withhold authority to vote for any nominee, write such nominee's name below:

             -------------------------------------------------------------------

2. To approve the Company's 1993 Long-Term Incentive Plan, as amended, to among other things, increase the aggregate number of shares authorized for issuance thereunder from a total of 1,300,000 shares to 1,800,000 shares.

         / /  FOR                   / /  AGAINST                 / /  ABSTAIN

3. To approve an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of Common Stock from 35,000,000 shares to 40,000,000 shares.

         / /  FOR                   / /  AGAINST                 / /  ABSTAIN

4. To ratify the Board of Directors' initial selection of KPMG LLP as the Company's independent public accountants for the fiscal year ended September 30, 2000.

         / /  FOR                   / /  AGAINST                 / /  ABSTAIN


Please check this box if you plan to attend the meeting.         / /



                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    --------------------------------------------



                                    ___________________________________________
                                    Signature(s)                         Date


Please mark, date, sign and mail this proxy card in the envelope provided. No postage is required for domestic mailing.




                                       2